THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS NOTE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS NOTE.

ORGANIC TO GO FOOD CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE
$5,000,000.00	February __, 2009
Seattle, Washington

FOR VALUE RECEIVED, Organic To Go Food Corporation, a Delaware corporation (the “Company”) promises to pay to W.Health L.P., a limited partnership organized under the laws of the Bahamas (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Five Million Dollars ($5,000,000.00) (the “Principal Amount”), together with interest from the date hereof on the Principal Amount at the rate of fifteen percent (15%) per annum, compounded quarterly and accruing daily, on or prior to March 17, 2010 (the “Maturity Date”) in accordance with the terms hereof.  Any payments under this Note shall be applied first to the accrued, unpaid interest and then to the Principal Amount.  This Note is issued pursuant to the Note Purchase Agreement, dated as of February 11, 2009 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investor (as defined in the Note Purchase Agreement).

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Optional Conversion.

(a) The Investor may, at its discretion any time prior to the Maturity Date, convert the Principal Amount, in whole or in part, plus any accrued, unpaid interest due under this Note (together, the “Converted Amount”) into Common Stock of the Company at a conversion price of $0.14, such that upon conversion of the Converted Amount, the Investor shall receive the number of shares of Common Stock equal to the quotient of (i) the Converted Amount, divided by, (ii) $0.14.  Before the Investor shall be entitled to convert this Note, in whole or in part, into shares of Common Stock hereunder, the Investor shall surrender this Note, duly endorsed, at the office of the Company (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note), and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this section, and shall state the Converted Amount and the name in which the certificate for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Investor (i) a certificate for the number of shares of Common Stock to which the Investor shall be entitled upon conversion of the Converted Amount (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), (ii) a new note, bearing the same terms as this Note, for the amount of the remainder of the Principal Amount not elected to be converted (if any) (the “Remainder Amount”), and (iii) any other securities and property to which the Investor is entitled upon such conversion under the terms of this Note.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

(b) Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note.  Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note

2. Adjustments.

(a) Adjustments for distributions, splits or subdivisions. In the event the Company at any time or from time to time after the date of issuance hereof fixes a record date for the effectuation of a split or subdivision of any outstanding shares of Common Stock or the determination of holders of any shares of Common Stock entitled to receive a distribution without payment of any consideration by such holder, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Price shall be adjusted appropriately.

(b) Adjustment for Reclassification, Exchange and Substitution.  If the shares of Common Stock issuable upon the conversion of this Note are changed into the same or a different number of shares or units of any class or classes of capital stock, whether by recapitalization, reclassification, or otherwise, then, and in any such event, the Investor shall have the right thereafter to convert this Note into the kind and amount of such capital stock and property receivable upon such reorganization, reclassification, or other change in accordance with the number of shares of Common Stock into which this Note would have been converted immediately prior to such reorganization, reclassification, or change.

3. Event of Default.  In the event of an Event of Default (as defined in the Note Purchase Agreement), then, at the election of the Investor, upon notice to the Company, the Principal Amount (or the Remainder Amount, if the Note has been converted in part prior to such Event of Default) and all accrued, unpaid interest shall become immediately due and payable in cash.

4. Prepayment.  The Company may not pre-pay this Note, in whole or in part, without the prior written consent of the Investor.

5. Security Agreement.  This Note is secured by a lien on all assets of the Company, pursuant to the Security Agreement contemplated under the Note Purchase Agreement.

6. Successors and Assigns.  Subject to the restrictions on transfer described in the Note Purchase Agreement, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

8. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in be in accordance with the notice provisions set forth in the Note Purchase Agreement.

9. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

10. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

11. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

12. Arbitration.    Any dispute, controversy, or claim arising in relation to this Note, including with regard to its validity, invalidity, breach, enforcement or termination, shall be resolved by binding arbitration in London, England, in accordance with the rules of arbitration which are in force in the United Kingdom on the date when the notice of arbitration is submitted.  The arbitrability of such dispute, claim or controversy shall also be determined in such arbitration. Such arbitration proceeding shall be conducted in the English language before one (1) arbitrator agreed to by the parties. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

The Company has caused this Note to be issued as of the date first written above.

Organic To Go Food Corporation a Delaware corporation

By:
Name: Jason Brown Title: Chief Executive Officer

[Signature page to February 2009 Note]